Advanced Series Trust
For the semi-annual period ended 6/30/09
File number 811-5186


					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund:  Advanced Series Trust - High Yield Portfolio

1.   Name of Issuer: Georgia-Pacific LLC

2.   Date of Purchase:  April 20, 2009

3.   Number of Securities Purchased:  7,799,500

4.   Dollar Amount of Purchase:  $750,000,000

5.   Price Per Unit:  $96.16

6.   Name(s) of Underwriter(s) or Dealer(s)
from whom purchased:  Commerzbank Corporates & Markets

7. Other Members of the Underwriting Syndicate: Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., RBS Securities Inc., Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, BNP Paribas Securities Corp., Commerzbank Capital Markets Corp., HSBC Securities (USA) Inc., KBC Financial Products USA Inc., Mitsubishi UFJ Securities
(USA) Inc., Mizuho Securities USA Inc., Scotia Capital (USA) Inc., SG Americas Securities, LLC, SunTrust Robinson Humphrey, Inc.